SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION

We entered into a $1.5 billion Amended and Restated Credit Agreement dated September 27, 2022, by and among J.B. Hunt Transport, Inc. as borrower, J.B. Hunt Transport Services, Inc. as parent guarantor, the lenders named therein, and Bank of America, N.A., as administrative agent. This new credit facility provides (i) a $1.0 billion revolving line of credit for a five-year term, expiring September 27, 2027, as to which the borrower may request an increase in the total commitment of up to $300 million (which, if fully exercised, would increase the revolving line of credit to $1.3 billion), and/or two one-year extensions of the maturity date (which, if fully exercised, would extend the revolving line of credit expiration date to September 27, 2029), and (ii) a commitment of the lenders, upon requests of the borrower during the nine-month period beginning September 27, 2022, to fund up to $500 million of term loans that, if and when so funded, would mature on September 27, 2025. The new credit facility requires us to maintain certain covenants and financial ratios. Borrowing costs are based on the Secured Overnight Financing Rate (SOFR), or a Base Rate, plus an applicable margin and other fees. The new credit facility contains customary default provisions and remedies, including a right to accelerate the payment of outstanding obligations. The terms and conditions are contained in the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1. This new credit facility may be used for equipment purchases, repurchases of our common stock, refinancing existing senior debt and other working capital purposes. This new credit facility amends and restates, and therefore supersedes, our $750 million Credit Agreement dated September 25, 2018, by and among J.B. Hunt Transport, Inc. as borrower, J.B. Hunt Transport Services, Inc. as parent guarantor, the lenders named therein, and Bank of America, N.A., as administrative agent.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement and related documents

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 3rd day of October, 2022.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow
Chief Financial Officer,
Executive Vice President
(Principal Financial Officer)